Analyst Contacts:    Thad Vayda                 News Release
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Diane Vento
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Media Contact:    Pam Easton                FOR RELEASE: November 4, 2014
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TRANSOCEAN PARTNERS LLC ANNOUNCES NEW DIRECTORS

ABERDEEN, SCOTLAND-November 4, 2014-Transocean Partners LLC (NYSE: RIGP) today announced that four new members have joined its Board of Directors (the “Board”).

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Michael Lynch-Bell. During nearly four decades with EY, Mr. Lynch-Bell worked as both an audit partner and a senior partner in transaction advisory services, IPO services and mining & metals. He led EY’s global oil & gas practice, founded its U.K. IPO practice and its global oil & gas and mining transaction advisory practices. Mr. Lynch-Bell will serve on the Board’s Audit and Compensation Committees;

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Samuel Merksamer. Mr. Merksamer is a managing director with Icahn Capital LP, a subsidiary of Icahn Enterprises L.P. For five years prior to joining Icahn Capital in 2008, he was an analyst at Airlie Opportunity Capital Management. Mr. Merksamer will serve on the Board’s Compensation Committee;

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John Kirby Plaxton. After being head of U.K. corporate finance at Merrill Lynch, Mr. Plaxton served as chairman of the Bank of America Merrill Lynch Commitment Committee for Europe, the Middle East and Africa. He joined Merrill Lynch in 1982. Mr. Plaxton will serve on the Board’s Compensation Committee;

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Norman J. Szydlowski. Mr. Szydlowski served as president and chief executive officer of SemGroup Corporation for more than four years. Prior to SemGroup, he was president and chief executive officer of Colonial Pipeline Company. He spent a year as a senior consultant to the Iraqi Ministry of Oil in Baghdad on behalf of the U.S. Department of Defense and more than two decades with Chevron. Mr. Szydlowski will serve on the Board’s Audit Committee.

"We are very pleased to welcome such highly-qualified leaders to our Board," said Kathleen McAllister, Chief Executive Officer of Transocean Partners. “We believe the cornerstone of good corporate governance is quality leadership by the Board of Directors and the management of the company. We look forward to benefitting from the perspectives of this exceptional group.”

Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the securities markets generally, the impact of adverse market conditions affecting the business of Transocean Partners, adverse changes in laws including with respect to tax and regulatory matters, changes in tax estimates, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those and other factors discussed in the Registration Statement, and in Transocean Partners’ other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, Transocean Partners undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which Transocean Partners becomes aware of, after the date hereof, except as otherwise may be required by law.
About Transocean Partners
Transocean Partners is a growth-oriented limited liability company formed by Transocean Ltd. to own, operate and acquire modern, technologically advanced offshore drilling rigs. Headquartered in Aberdeen, Scotland, Transocean Partners’ assets consist of 51 percent interests in subsidiary companies that own and operate three ultra-deepwater drilling rigs.
For more information about Transocean Partners, please visit the website www.transoceanpartners.com.